EXHIBIT
                                                                           4.14


                               EXTENSION AGREEMENT
                                      WITH
                                 BRIAN J. MURPHY


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


                               EXTENSION AGREEMENT

         It is hereby agreed that the Consulting Agreement dated February 15, 2001 between us is hereby extended from June 1, 2001 to August 30, 2001. In payment of the services performed or to be performed during the aforesaid extension period, it is further agreed that J-Bird Music Group, Ltd. will issue to Brian Murphy 70,000 shares of its common stock.

                                                        Signed:

                                                J-Bird Music Group, Ltd.
                                                By: /s/Hope D. Trowbridge
                                                -------------------------
                                                Hope D. Trowbridge
                                                President


                                                /s/Brian J. Murphy
                                                ------------------
                                                Brian J. Murphy


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